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                                                                    EXHIBIT 21.1

                       LATTICE SEMICONDUCTOR CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                JURISDICTION
      NAME                                                    OF INCORPORATION
      ----                                                    ----------------
 1.   Lattice GmbH..........................................  Germany

 2.   Lattice Semiconducteurs SARL..........................  France

 3.   Lattice Semiconductor AB..............................  Sweden

 4.   Lattice Semiconductor Asia Limited....................  Hong Kong

 5.   Lattice Semiconductor KK..............................  Japan

 6.   Lattice Semiconductor (Shanghai) Co. Ltd..............  China

 7.   Lattice UK Limited....................................  United Kingdom

 8.   Vantis Corporation....................................  Delaware, USA

 9.   Vantis International Limited..........................  Delaware, USA

10.   Vantis SAS............................................  France

11.   Vantis GmbH...........................................  Germany

12.   Vantis (UK) Limited...................................  United Kingdom

13.   Vantis II (UK) Limited................................  United Kingdom

14.   Vantis SRL............................................  Italy
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